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                                                                   EXHIBIT 10.16


                                 LEASE AGREEMENT

                                     BETWEEN

                          TERMINAL REAL ESTATE COMPANY

                                       AND

                            S.T. RESEARCH CORPORATION



                     (Lease Agreement consists of 14 pages.)







                                                     Billy Lanier
                                                     140 Kings Landing Road
                                                     Hampstead, NC 28443


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                                 LEASE CONTENTS



1.  Rental .....................................................  3
2.  Timely Payment .............................................  4
3.  Utilities ..................................................  4
4.  Use ........................................................  4
5.  Assignment .................................................  5
6.  Good Condition .............................................  5
7.  Damages ....................................................  5
8.  Subordination ..............................................  5
9.  Repairs, Alterations, Fixtures .............................  6
10. Insurance ..................................................  8
11. Governmental Requirements ..................................  9
12. Eminent Domain .............................................  10
13. Signs ......................................................  10
14. Interior Repairs ...........................................  10
15. Default ....................................................  10
16. Legal Fees .................................................  10
17. Real Estate Taxes ..........................................  10
18. Rent Adjustment ............................................  11
19. Landlord's Permission ......................................  11
20. Landlord's Maintenance Responsibilities ....................  11
21. Removal of Fixtures ........................................  12
22. Late Charges ...............................................  12
23. No Waiver ..................................................  12
24. Tenant's Bankruptcy ........................................  13
25. Fire .......................................................  13
26. Tenancy by Sufferance ......................................  13
27. Successors .................................................  14
28. Construction ...............................................  14


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                                 LEASE AGREEMENT


       THIS LEASE AGREEMENT made this 11th day of December, 1989, by and between TERMINAL REAL ESTATE COMPANY, a general partnership, hereinafter referred to as the Landlord, and S.T. RESEARCH CORPORATION, a Virginia corporation, hereinafter referred to as the Tenant.

                               W I T NE S S E T H:

       That the Landlord hereby leases and demises to the Tenant, and the Tenant does hereby take, lease and hold of the Landlord subject to the covenants and agreements herein contained the premises located at 8419-H Terminal Road, Newington, Fairfax County, Virginia, on which is situated a building containing 11,230 square feet, approximately, of heated and air-conditioned office and laboratory space, for a term of six (6) years commencing December 15, 1989, and ending on December 14, 1995, and for an optional three (3) years ending December 14, 1998, upon the terms and conditions hereinafter set forth.

1. Rental. The Tenant agrees and covenants to pay the Landlord a fixed annual rent for each square foot of building space rented, and it is stipulated by the Landlord and the Tenant that the amount of building space shall be 11,230 square feet, approximately, as set forth in the appraisal made by Thomas E. Barlow, M.A.I. dated November 17, 1977, and the plans for additional office space made by The Calvert Company dated August 24, 1984.


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       The fixed annual rate based upon the aforesaid rental schedule shall be paid to the Landlord in equal monthly installments in advance of the fifteenth
(15th) day of each month during the term of this lease at such place as the Landlord designates.

       As rent for said premises, Tenant agrees to pay the Landlord a guaranteed minimum rental of Seventy-One Thousand Three Hundred and Ten Dollars ($71,310) per annum in consecutive equal monthly installments of Five Thousand Nine Hundred Forty-Two Dollars and Fifty Cents ($5,942.50).

       The Tenant has deposited with the Landlord the sum of One Thousand One Hundred Sixty-Three Dollars and Fifty-Nine Cents ($1,163.59) as security for the full and faithful performance by the Tenant of all the terms of this lease required to be performed by the Tenant. Such sum shall be returned to the Tenant or applied to the last month's rent provided the Tenant has fully and faithfully carried out all of the terms of this lease. In the event the Tenant defaults in respect to any of the terms, covenants and conditions of this Lease, including but not limited to payment of any rentals, the Landlord may use, apply or retain the whole or part of the security so deposited for the payment of any such rentals in default or for any other sum the Landlord may expend or be reuqired to expend by reason of the Tenant's default, including any damages or deficiency in the reletting of the subject property.

2. Timely Payment. The Tenant agrees that it will pay said rent at time and place specified without demand or deduction in equal monthly payments.

3. Utilities. The Tenant agrees that it will pay all water and sewer charges, gas and electrical bills, and utilities as the same become due.


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4.     Use. The Tenant agrees that it will use said premises for the full term hereof for engineering research and development, manufacturing and related use, and for no other purposes whatsoever, and it will not use nor permit said premises or any part thereof to be used, for any disorderly or unlawful purpose.

5. Assignment. The Tenant agrees that it will not transfer or assign this lease, not let nor sublet the whole or any part of said premises without the written consent of Landlord first obtained, which consent Landlord agrees not to unreasonably withhold.

6. Good Condition. The Tenant agrees it will keep said premises in good order and condition, and surrender same at the expiration of the term herein in the same order in which they are received, usual wear and tear and damage by fire, storm and public enemies only excepted. Upon surrender of the premises, Tenant shall have removed all rubbish, advertisements and signs from interior, exterior and windows thereof, and on failure to do so authorizes Landlord to forthwith remove the same at Tenant's expense.

7. Damages. The Tenant agrees that all personal property in said premises shall be and remain at his sole risk, and the Landlord shall not be liable for any damage to, or loss of such personal property arising from any acts of negligence of any other persons, nor from the leaking of the roof, nor from the bursting, leaking or overflowing of water, sewer or steam pipes, nor from heating or plumbing fixtures, nor from the handling of electric wires or fixtures, nor from any other cause whatsoever, nor shall the Landlord be liable for any injury to the person of the Tenant or other persons in or about the premises, the Tenant expressly agreeing to save the Landlord harmless in all such cases.

8. Subordination. The Tenant agrees that this lease is subject and subordinate to the lien of any mortgage, or deed of trust encumbrance or encumbrances now or at any


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time hereafter placed upon said premises, and the Tenant does hereby agree to execute, acknowledge and record any and all instruments to effect such subordination which the Landlord may request or require. Tenant irrevocably appoints Landlord, his successors and assigns, as and for his attorney-in-fact to execute any such instruments for and on his behalf.

9. Repairs, Alterations, Fixtures. The Tenant covenants: that no waste or damage shall be committed upon or to the said Demised Premises; that the premises shall be used for only the purposes hereinabove stated, that said premises shall not be used for any unlawful purpose and no violations of law or ordinance or duly constituted authority shall be committed thereon. Throughout said term, Tenant shall: take good care of the Demised Premises, fixtures and appurtenances and all alterations, additions and improvements to same; make all repairs in and about the same necessary to preserve them in good order and condition, which repairs shall be equal in quality to the original work; promptly pay the expense of such repairs; suffer no waste or injury to Demised Premises; give prompt notice to the Landlord of any damage that may occur; execute and comply with all laws, rules, orders, ordinances and regulations at any time issued or in force, applicable to the Demised Premises or to the Tenant's use and occupancy thereof, of the City, County, State and Federal Governments and Landlord, and of each and every department, bureau and official thereof, and of the Board of Fire Underwriters having jurisdiction thereof.

       Landlord will keep in repair the exterior of the Demised Properties except any doors or windows provided that Tenant shall give Landlord written notice of the necessity of such repairs, and provided that the damage thereto shall not have been


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caused by negligence of Tenant in which event Tenant shall be responsible therefore. Landlord's obligation with respect to repairs to Demised Premises shall be only as expressly set forth in this paragraph.

       Tenant may, at its expense, make such alterations and improvements to the Demised Premises and install interior partitions as it may require, provided that the written approval of the Landlord be first obtained and that such improvements and alterations are done in a workmanlike manner in keeping with all building codes and regulations and in no way harm the structure of the Demised Premises, provided that at the expiration of this lease or any extension thereof, Tenant, at its expense, restores the within Demised Premises to its original condition and repairs any damage to the premises resulting from the installation or removal of such partitions, fixtures, or equipment as may have been installed by tenant if requested to do so by Landlord.

       The Landlord reserves the right, before approving any such changes, additions, or alterations, to require the Tenant to furnish it a good and sufficient bond, conditioned that it will save Landlord harmless from the payment of any claims either by way of damager or liens. All of such changes, additions, or alteration shall be made solely at the expense of the Tenant; and the Tenant agrees to protect, indemnify and save harmless the Landlord on account of any injury to third persons or property, by reason of any such changes, additions, or alterations, and to protect, indemnify and save harmless Landlord from the payment of any claim of any kind of character on account of bills for labor or material in connection therewith.


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       Tenant reserves the right to request improvements to the exterior of the facilities. Any such work approved by the Landlord will be performed by the Landlord and charged to the Tenant under terms and conditions as mutually agreed upon.

10. Insurance. Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the Certificate of Occupancy or the terms of the Virginia standard form of fire, boiler, sprinkler, water damage, or other insurance policies covering the Building and/or the fixtures, equipment, and property therein; and Tenant shall, at its own expense, comply with all rules, orders, regulations, or requirements of the Southeastern Board of Fire Underwriters or any other similar body having jurisdiction, provided same relate to its use or occupancy of the Demised Premises.

       Tenant at Tenant's own cost and expense shall maintain insurance protecting and indemnifying Landlord against any and all claims for injury or damage to persons or property or for the loss of life or of property occurring upon, in or about the Demised Premises, its employees, agents, contractors, customers, and invitees; such insurance to afford minimum protection during the term of this Lease, of not less than One Million Dollars ($1,000,000) in respect of bodily injury or death in respect of any one occurrence or accident, and not less than One Hundred Thousand Dollars ($100,000) for property damage.

       All such insurance shall be effected under valid and enforceable policies; shall be issued by insurers of recognized responsibility acceptable by Landlord and shall contain a provision whereby the insurer agrees not to cancel the insurance without twenty (20) days prior written notice to Landlord.


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       On or before the Commencement Date, Tenant shall furnish Landlord with a certificate evidencing the aforesaid insurance coverage, and renewal certificates shall be furnished to Landlord at least thirty (30) days prior to the expiration date of each policy for which a certificate was theretofore furnished.

       Tenant shall insure the Building against all-risk fire and other extended coverage perils in an amount equal to at least ninety percent (90%) of the replacement value, as reasonably determined by Landlord from time to time, or such other amount as may be required by the holder of the first trust indebtedness secured by the Building. Such policy or policies shall be issued by a company licensed to do business in Virginia and approved by Landlord and shall name Landlord, the holder of any indebtedness, secured by a lien on the Demised Premises, as additional insureds as their respective interests may appear.

11. Governmental Requirements. The Tenant agrees that it will, at its cost, promptly comply with and carry out all orders, requirements, or conditions now or hereafter imposed upon him by the Ordinances, Laws and/or Regulations of the Federal Government, State of Virginia or Fairfax County, in which said premises are located, or by any of its various departments whether required of Landlord or otherwise, to be done or performed during the term of this agreement, insofar as they are occasioned by or required in the conduct of the business of Tenant, or in the Tenant's use and occupancy of said premises for the purpose permitted.

12. Eminent Domain. The Tenant agrees that in the event eminent domain proceedings shall be instituted against the leased premises, it will be entitled to claim for compensation for its damages in the proceedings, but agrees that this lease shall


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terminate when title to the leased premises is taken by the condemning authority, provided the rental is abated from such date.

13. Signs. The Tenant agrees that it will not erect nor place any signs upon the windows, doors or outside walls of said premises without the written consent of the Landlord first had and obtained.

14. Interior Repairs. The Tenant agrees that it will make all interior repairs, replacements and decorations at its own cost and expense, and that it will allow Landlord or its Agent to have access to said premises at any time for the purpose of inspection, or in the event of fire or other property damage, or for the purpose of making any repairs Landlord considers necessary, desirable, or Landlord's responsibility, and will permit Landlord to place a sign on the premises during the last three (3) months of this lease offering the property for sale or lease.

15. Default. The Tenant agrees that should it fail to perform any of its duties hereunder, Landlord may cause the same to be performed and paid for. Payment of such sums, or expense of prosecuting or defending any matter or action, by reason of its default in any wise, shall be deemed additional rent and due from Tenant to Landlord on the first day of the month following filling for said charges incurred.

16. Legal Fees. The Tenant agrees that in the event legal proceedings are instituted against Tenant by the Landlord, either for payment of rent or for possession, then Tenant agrees to pay all court costs instant to such proceedings, together with a reasonable attorney's fee, if held liable.

17. Real Estate Taxes. The Tenant agrees when the same becomes due and payable, to pay all real estate taxes, which are assessed against the Demised Premises


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and which are applicable to and become due and payable during the term of this lease. All real estate taxes, for the years in which the lease commences and terminates shall be apportioned and adjusted. If the Tenant fails to pay any such real estate taxes, which it is obligated to pay pursuant to this paragraph and if such default shall continue for a period of thirty (30) days after the Landlord shall have given the Tenant notice in writing of the existence thereof, then and in such event the Landlord may pay such real estate taxes together with the interest and penalties thereon and the amount so paid shall be deemed additional rent due and payable by the Tenant to the Landlord, payable together with the next regular payment due thereafter.

18. Rent Adjustment. If the Tenant elects to exercise its three (3) year option from December 15, 1995 to December 14, 1998, the minimum annual rental will be adjusted as follows: 3.0% increase per year in annual rental.

19. Landlord's Permission. The Landlord agrees that wherever its permission is required in this Agreement that it will not be unreasonable in withholding such permission.

20. Landlord's Maintenance Responsibilities. The Landlord agrees to maintain and keep in good repair the structure of the building, exterior walls (excluding doors and windows) and roof, provided that Tenant shall give Landlord sufficient notice of the necessity of repairs and provided that such repairs are not made necessary by the negligence or affirmative acts of Tenant, his employees, agents, guests or servants, or any other persons not under Landlord's control, in which event Tenant shall be responsible for such repairs and costs related thereto. Landlord's obligation with respect


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to repairs of the Demised Premises shall be only as expressly set forth in this paragraph and paragraph 9 hereof.

21. Removal of Fixtures. The Landlord agrees to permit Tenant to install business fixtures and equipment in premises, and at a later date to remove them subject to Tenant's (a) being current in its monthly installments, (b) not being in violation of any of the herein covenants, conditions, and provisions, and (c) restoring at its expense any damage to the premises wherever caused by the installation of such fixtures and equipment.

22. Late Charges. If Tenant fails to pay its rent when due, then a late charge of five percent (5%) shall be charged by the Landlord and if Tenant fails to pay the rent payment plus the late charge within fifteen (15) days of its due date, although there should have been no legal or formal demand made, or break or violate any of the within covenants, conditions or agreements, then and in any of said events, this lease and all things herein contained shall, at the option of the Landlord cease and determine and shall operate as a Notice to Quit, the thirty (30) days written Notice to Quit being hereby expressly waived, and Landlord may proceed to recover possession of said premises under and by virtue of the laws of the State of Virginia.

23. No Waiver. If proceedings shall at any time be instituted as aforesaid and compromise or settlement shall be effected either before or after judgment whereby Tenant shall be permitted to retain possession of said premises then such proceedings shall not constitute a waiver of any covenant, condition or agreement contained herein or of any subsequent breach of this agreement.


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24.    Tenant's Bankruptcy. In the event Tenant is adjudicated a bankrupt or makes an assignment for the benefit of its creditors, this agreement shall, at the option of Landlord, cease and determine and said premises shall be surrendered to Landlord, who hereby reserved the right, in either of said events, to forthwith re-enter and repossess said premises.

25. Fire. If said premises, or any part thereof, shall at any time be destroyed by fire (or other unavoidable casualty), as to be unfit for occupancy or use, then the rents herein reserved, or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall, until the said premises shall have been rebuilt or restored and made fit for occupancy or use, be suspended and cease to be payable, or these presents shall, at the election of the Landlord thereby be determined and ended, provided however, that in the event of partial damage to the Demised Premises from fire or other casualty not involving the repair or reconstruction of a substantial portion thereof, the Landlord shall promptly restore same to such condition as will permit Tenant to use and occupy said premises for the purpose herein set forth.

26. Tenancy by Sufferance. If the Tenant shall elect and be suffered to remain in possession of the said premises at the expiration of the term hereby created, said Tenant shall, by virtue of this agreement, become a Tenant by the month of the ten plus percent (10%) rental per month of the last monthly installment of rent above provided to be paid as aforesaid, which said monthly tenancy shall be subject to all the conditions and covenants of said lease as though the same had been a monthly tenancy, instead of a tenancy as provided herein, and shall give to the Landlord at least thirty (30) days written notice of its intention to remove from said premises, and shall be entitled to a like notice


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from Landlord in the event Landlord desires possession of said premises, provided, however, that said Tenant by the month shall not be entitled to any notice in event the said rent is not paid in advance without demand, the usual thirty (30) days written notice being hereby expressly waived.

27. Successors. It is understood and agreed that the covenants, conditions and agreements contained in the within lease to be performed by the respective parties are binding on, and may be legally enforced by, the said parties, their heirs, executors, administrators, successors and assigns, respectively, and that no waiver of any breach of any covenant hereof shall be construed to be a waiver of the covenant itself or of any subsequent breach thereof, or of this agreement.

28. Construction. This lease shall be constricted and governed in accordance with the laws of the State of Virginia.




ATTEST:          (Tenant)           S.T. RESEARCH CORPORATION

/s/ Yvonne L. Stuart                /s/ R.R. Bower           (SEAL)
-------------------------           --------------------------

ATTEST:         (Landlord)          TERMINAL REAL ESTATE COMPANY

/s/ S.R. Perrino                   /s/ B.R. Lanier/Partner  (SEAL)
-------------------------           --------------------------
                                    12-26-89